UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2026
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JAMES HARDIE INDUSTRIES plc
(Exact name of registrant as specified in its charter)
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Ireland (State or other jurisdiction of incorporation or organization)	1-15240 (Commission File Number)	98-0382260 (I.R.S. Employer Identification Number)
1st Floor, Block A One Park Place Upper Hatch Street, Dublin 2		D02 FD79 Ireland
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (353) 1411 6924
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, 0.59 Euro par value per share	JHX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01 - Regulation FD Disclosure
On June 25, 2026, James Hardie Industries plc announced that James Hardie International Finance Designated Activity Company, its wholly-owned subsidiary, redeemed on June 25, 2026 (the “Redemption Date”) its US$400 million aggregate principal amount 5.00% Senior Unsecured Notes due 2028. The redemption price for the Notes is equal to 100% of the principal amount of the Notes redeemed, plus any accrued and unpaid interest thereon to, but excluding, the Redemption Date. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press release dated June 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2026	JAMES HARDIE INDUSTRIES plc

	By:	/s/ Ryan Lada
	Name:	Ryan Lada
	Title:	Chief Financial Officer